UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
October 31, 2004

PRO-DEX, INC.
(Commission File Number: 0-14942)

(Exact name of registrant as specified in its charter)

COLORADO
(State or other jurisdiction of incorporation)

84-1261240
(IRS Employer Identification Number)

151 East Columbine Avenue
Santa Ana, California 92707
(Address of Principal Executive Offices)
(714) 241-4411
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

     [ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                    Entry into a Material Definitive Agreement.

               On October 31, 2004, Pro-Dex, Inc. and Wells Fargo Bank (the "Bank") entered into a Loan Agreement (the "Agreement") and a Revolving Line of Credit Note (the "Note").  As a result of the Agreement, (i) Pro-Dex, Inc. upon meeting certain terms and conditions, may borrow up to $2,000,000 for working capital purposes, (ii) the interest rate shall be at the Bank's prime rate (currently 4.75%) or at the one to three month LIBOR plus 2.50% (currently 2.04% to 2.19%), (iii) the Note is secured by first priority lien on  all accounts receivable, other rights to payment and general intangibles; all inventory; and all equipment of Pro-Dex, Inc. A copy of the Agreement is attached to this Form 8-K as Exhibit 10.1.

Item 9.01                    Financial Statements and Exhibits

 (c)       Exhibits.

            Exhibit 10.1      Loan Agreement and Documents dated October 31, 2004.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 4, 2004                                       PRO-DEX, Inc.

By:       /s/  Jeffrey J. Ritchey
             Jeffrey J. Ritchey
            Chief Financial Officer

INDEX TO EXHIBITS

   Exhibit
  Number        Description

10.1           Loan Agreement and Documents dated October 31, 2004

4